United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020
Cullen/Frost Bankers, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Houston Street,	San Antonio,	Texas	78205
(Address of principal executive offices)			(Zip code)

(210)	220-4011
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $.01 Par Value	CFR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 29, 2020 and effective as of such date, the Board of Directors (the “Board”) of Cullen/Frost Bankers, Inc. (“Cullen/Frost”), upon the recommendation of the Corporate Governance & Nominating Committee of the Board, adopted amended and restated Bylaws (the “Amended Bylaws”) of Cullen/Frost. The changes from Cullen/Frost’s previous Bylaws (the “Previous Bylaws”) are described below.

Technological Modernization

Various provisions of the Previous Bylaws were updated in the Amended Bylaws to incorporate the use of modern technologies, including the following:

•Section 2.4 was updated to add “electronic transmission” as one of the permissible methods of providing notice to shareholders.
•Section 3.9 was updated to eliminate “telegraph” and add “electronic transmission” as one of the permissible methods of providing notice to directors. Section 3.9 was also updated to expressly provide that directors may waive notice, including by “a written waiver signed by the director” or a “waiver by electronic transmission.”
•A new Section 3.17 was added to expressly provide that the members of the Board or any committee may participate in meetings by means of “similar communications equipment, or other electronic communications system (e.g., videoconference), or any combination” in addition to “conference telephone” so long as all persons participating can hear one another and that such participation shall constitute presence in person at such meetings.
•Section 7.3 was updated to amend the shareholder notice procedures to add procedures involving “a form of electronic transmission consented to by the shareholder” (which consent is revocable by the shareholder and may, in certain cases, be deemed revoked). In connection with the foregoing, Section 7.3 also provides for deemed times of delivery of notice depending on the method of notice used and for “waiver by electronic transmission”.

Clarifying and Other Changes

The Amended Bylaws also make certain clarifying or other changes in the following provisions:

•Sections 1.1 and 1.2 were updated to reflect the new address of Cullen/Frost’s registered office and executive offices.
•Section 2.5 was updated to expressly provide the standard that the holders of a “majority” of the votes entitled to be cast that are present in person or by proxy at a meeting shall have the power to adjourn such meeting. Section 2.5 was also updated to clarify that the applicable stock exchange rules are limited to those exchanges on which Cullen/Frost’s securities are listed.
•A new Section 3.15 was added to expressly provide that each committee of the Board may fix its own rules of procedure and provide for certain standard committee rules of procedure.
•A new Section 3.16 was added to expressly provide that the Board or any committee may act without a meeting if all members of the Board or committee, as applicable, consent “in writing” to such action or, consistent with the technological modernization changes discussed above, consent “by electronic transmission” to such action.
•Article V was updated to consistently and uniformly reference the same defined set of “Actions” that qualify for both indemnification and advance payment of reasonable expenses.
•Section 7.3 was updated to expressly provide that attendance of a person at a meeting shall constitute a waiver of notice of such meeting “except when the person attends for the express purpose of objecting.”

The foregoing description of the new bylaw provisions does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K, which Exhibit is incorporated herein by reference. A copy of the Previous Bylaws is included as Exhibit 3.2 to the Annual Report on Form 10-K filed by Cullen/Frost on February 4, 2020 and is also incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits:

3.1 Amended and Restated Bylaws of Cullen/Frost Bankers, Inc.
104 Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        CULLEN/FROST BANKERS, INC.

        By: /s/ Jerry Salinas
         Jerry Salinas
         Group Executive Vice President
         and Chief Financial Officer

        Dated: July 31, 2020

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Cullen/Frost Bankers, Inc.
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.